UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

COVANTA HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lane Road, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 882-9000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 6, 2010, Covanta Holding Corporation held its Annual Meeting of Stockholders. At that meeting, stockholders voted on the following proposals:

1.	To elect ten directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. The votes cast for each director were as follows:

Directors	For	Withheld
David M. Barse	112,945,123	3,844,725
Ronald J. Broglio	115,732,471	1,057,378
Peter C.B. Bynoe	106,431,565	10,358,284
Linda J. Fisher	115,738,490	1,051,358
Joseph M. Holsten	115,734,504	1,055,345
Anthony J. Orlando	115,479,093	1,310,756
William C. Pate	115,299,130	1,490,719
Robert S. Silberman	115,728,470	1,061,379
Jean Smith	115,737,020	1,052,829
Samuel Zell	113,760,890	3,028,959

2.	To ratify the appointment of Ernst & Young LLP, the independent registered public accountants, as our independent auditors for the 2010 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,987,761	704,505	99,615	0

3.	Stockholder proposal to amend the Equity Award Plan for Employees and Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,063,400	110,283,256	442,686	15,002,539

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION

Date: May 10, 2010	By:	/s/ Timothy J. Simpson
Timothy J. Simpson
Executive Vice President, General Counsel and Secretary